UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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 FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SOCIETY PASS INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	83-1019155
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

701 S. Carson Street, Suite 200

Carson City, Nevada 89701

(Address of principal executive offices and zip code)

+65 6518-9382

(Registrant’s telephone number, including area code)

Copies To:

Ross D. Carmel, Esq.

Jeffrey P. Wofford, Esq.

Carmel, Milazzo & Feil LLP

55 West 39th Street, 18th Floor

New York, New York 10018

Telephone: (212) 658-0458

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-258056

Securities to be registered pursuant to Section 12(g) of the Act: None

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Item 1. Description of Registrant’s Securities to be Registered.

Common Stock

The description of the common stock, par value $0.0001 per share, of Society Pass Incorporated, a Nevada corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-258056), as originally filed with the Securities and Exchange Commission (the “Commission”) on July 20, 2021 and thereafter amended (the “Registration Statement”), is incorporated herein by reference. Any prospectus that constitutes part of the Registration Statement and that is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be herein incorporated by reference.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIETY PASS INCORPORATED

Dated: November 8, 2021	By:	/s/ Dennis Nguyen
Name: Dennis Nguyen
Title: Chief Executive Officer

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